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As filed with the Securities and Exchange Commission on June 20, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHS INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0251095 (I.R.S Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(651) 355-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Lisa Zell
Executive Vice President and General Counsel
CHS Inc.
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(651) 355-6831
Fax (651) 355-4554
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
David P. Swanson Steven Khadavi Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 (612) 340-2600 Fax (612) 340-2868

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Class B Cumulative Redeemable Preferred Stock	$2,000,000,000	$257,600

(1)
There are being registered hereunder such indeterminate number of shares of Class B Cumulative Redeemable Preferred Stock for possible issuance from time to time at indeterminate prices as shall have an aggregate initial offering price not to exceed $2,000,000,000.

(2)
Estimated solely for purposes of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)
The registration fee has been calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated June 20, 2014

PROSPECTUS

$2,000,000,000

CHS INC.

Class B Cumulative Redeemable Preferred Stock

        We may offer for sale, from time to time, up to $2 billion of our Class B Cumulative Redeemable Preferred Stock described in this prospectus, which we describe in this prospectus as the Class B Preferred Stock. This prospectus provides you with a general description of the Class B Preferred Stock we may offer. Each time we offer to sell any Class B Preferred Stock, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you invest.

        We may offer and sell Class B Preferred Stock directly or to or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers.

        This prospectus may not be used to carry out sales of Class B Preferred Stock unless accompanied by a prospectus supplement.

        Our 8% Cumulative Redeemable Preferred Stock is listed on the NASDAQ Global Select Market under the symbol "CHSCP", our Class B Cumulative Redeemable Preferred Stock, Series 1 is listed on the NASDAQ Global Select Market under the symbol "CHSCO", and our Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2 is listed on the NASDAQ Global Select Market under the symbol "CHSCN".

        Investing in the Class B Preferred Stock involves risks. See "Risk Factors" beginning on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014.

i

ABOUT THIS PROSPECTUS

        All references in this prospectus to "CHS," "we," "us," "our" and "our company" are to CHS Inc., a Minnesota cooperative corporation, and its subsidiaries, unless otherwise indicated or the context otherwise requires. We maintain a web site at http://www.chsinc.com. Information contained in our website does not constitute part of, and is not incorporated by reference into, this prospectus.

        This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the SEC, using a "shelf" registration process. Under the shelf registration process, we may from time to time offer and sell the Class B Preferred Stock described in this prospectus in one or more offerings, up to a total dollar amount of $2.0 billion. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the Class B Preferred Stock we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find More Information."

        This prospectus, including the information incorporated by reference in this prospectus, provides you with a general description of our business and the Class B Preferred Stock we may offer. Each time we offer any Class B Preferred Stock, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, or the information incorporated by reference in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in, or incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" before you invest.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words and phrases such as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" and similar expressions identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to those discussed under the heading "Risk Factors" in this prospectus, any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus or incorporated by reference in this prospectus speaks only as of the date on which the statement is made, and, except as required by law, we undertake no obligation to update publicly or review any forward-looking statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. Investors are advised, however, to consult further disclosures we make on related subjects in our reports filed with the SEC.

 CHS INC.

        We are one of the nation's leading integrated agricultural companies, providing grain, foods and energy resources to businesses and consumers on a global basis. As a cooperative, we are owned by farmers, ranchers and member cooperatives, which we collectively refer to as members, across the United States. We also have preferred stockholders that own shares of our 8% Cumulative Redeemable Preferred Stock, which is listed on the NASDAQ Global Select Market under the symbol "CHSCP", shares of our Class B Cumulative Redeemable Preferred Stock, Series 1 (the "Class B Series 1 Preferred Stock"), which is listed on the NASDAQ Global Select Market under the symbol "CHSCO", and shares of our Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2 (the "Class B Series 2 Preferred Stock"), which is listed on the NASDAQ Global Select Market under the symbol "CHSCN". We provide a wide variety of products and services, from initial agricultural inputs such as fuels, farm supplies, crop nutrients and crop protection products, to agricultural outputs that include grains and oilseeds, grain and oilseed processing and food products.

        Our origins date back to the early 1930s with the founding of the predecessor companies of Cenex, Inc. and Harvest States Cooperatives. CHS Inc. emerged as the result of the merger of those two entities in 1998. Our principal executive offices are located at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077, and our telephone number at that address is (651) 355-6000.

 RISK FACTORS

        You should carefully read and consider the risks and uncertainties described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports that we file with the SEC in the future that are incorporated by reference in this prospectus. You should also carefully read and consider the risks and other information that may be contained in any prospectus supplement accompanying this prospectus before deciding whether to purchase any Class B Preferred Stock we may offer.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED DIVIDENDS

        Our consolidated ratios of earnings to combined fixed charges and preferred dividend requirements for the periods indicated are as follows:

	Year Ended August 31,					Six Months Ended February 28, 2014
	2009	2010	2011	2012	2013
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	4.6	5.5	8.8	9.6	7.2	8.3

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds we receive from the sale of Class B Preferred Stock for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment, the financing of possible acquisitions or retirements of patrons' equities.

DESCRIPTION OF CLASS B PREFERRED STOCK

        The following description of Class B Preferred Stock is a summary of the terms and provisions of the Class B Preferred Stock offered hereby, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of Class B Preferred Stock we offer, which will be described in more detail in the prospectus supplement prepared for such series, together with our articles of incorporation, bylaws and the action of our Board of Directors establishing such series. The action of the Board of Directors relating to a particular series offered by way of an accompanying prospectus supplement will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of this document by following the directions outlined in "Where You Can Find More Information." The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of Class B Preferred Stock being offered.

General

        The shares of Class B Preferred Stock are shares of a class of preferred equity securities created by our Board of Directors. Subject to the restrictions noted below under "—Voting Rights," there is no limit on the number of shares in the class or in any series of the class and shares may be issued from time to time. All Class B Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights, except as set forth in a prospectus supplement for a particular offering.

        We will name the transfer agent, registrant, dividend disbursing agent and redemption agent for each series of Class B Preferred Stock in the prospectus supplement relating to such series.

Ranking

        With respect to the payment of dividends and amounts payable upon liquidation, each series of the Class B Preferred Stock will rank (i) senior to any patronage refund, patrons' equities and any class or series of our capital stock or equity capital designated by our Board of Directors as junior to the Class B Preferred Stock, (ii) junior to all shares of capital stock or equity capital of CHS which, by their terms, rank (with the approval of the holders of a majority of the outstanding shares of our Class B Preferred Stock, voting together as a class) senior to the Class B Preferred Stock and (iii) on a parity with the 8% Cumulative Redeemable Preferred Stock, Class B Series 1 Preferred Stock, Class B Series 2 Preferred Stock, and all other shares of capital stock or equity capital of CHS other than shares of capital stock or equity capital of CHS which, by their terms, rank junior or (with the approval of the holders of a majority of the outstanding shares of our Class B Preferred Stock, voting separately as a class) senior to the Class B Preferred Stock.

Dividends

        Holders of the Class B Preferred Stock shall be entitled to receive, if, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each offering of Class B Preferred Stock, provided that the rate per annum per share may not in any event exceed the rate of eight percent (8%) per annum.

        Any dividends payable on the Class B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months unless otherwise described in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear in the stock records of CHS at the close of business on the applicable record date, which shall be the 10th day prior to the applicable dividend payment date or such other date designated by our Board of Directors that is not more than 30 nor less than 10 days prior to such dividend payment date (each, a "Dividend Record Date"). We may, in our sole discretion, pay dividends by any one or more of the following means:

  •
  check mailed to the address of the record holder as it appears on our books;

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  electronic transfer in accordance with instructions provided by the record holder; or

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  any other means mutually agreed between us and the record holder.

        The amount of any dividends accumulated on any Class B Preferred Stock on any dividend payment date shall be the amount of any unpaid dividends accumulated thereon from and including the immediately preceding dividend payment date on which full dividends have been paid or the date of original issuance, whichever is later, to but excluding such dividend payment date, and the amount of dividends accumulated on any Class B Preferred Stock on any date other than a dividend payment date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon from and including the immediately preceding dividend payment date on which full dividends have been paid or the date of original issuance, whichever is later, to but excluding such date. Dividends on the Class B Preferred Stock will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

        The Class B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described herein, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class B Preferred Stock which may be in arrears.

        No dividends on the Class B Preferred Stock will be authorized by our Board of Directors or be paid or set apart for payment by us at such time as the terms and provisions of any agreement of CHS, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment is restricted or prohibited by law.

        Any dividend payment made on the Class B Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to such Class B Preferred Stock which remains payable.

        We may not make any distribution to the holders of, or redeem, purchase, repurchase, retire or otherwise acquire for consideration, any capital stock, equity capital or patrons' equities that rank junior to the Class B Preferred Stock unless and until all accumulated and unpaid dividends on the Class B Preferred Stock and on any class or series of our capital stock or equity capital ranking on a parity with the Class B Preferred Stock, including the full dividend for the then-current dividend period, has been paid or declared and set apart for payment. For these purposes, a "distribution" does not include any distribution made in connection with any distribution solely in capital stock, equity capital or patrons' equities that rank junior to the Class B Preferred Stock or our liquidation, dissolution or winding up, which will be governed by the provisions summarized under "—Liquidation Preference" below.

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Class B Preferred Stock and all other shares of our capital stock or equity capital ranking on a parity as to dividends with the Class B Preferred Stock, dividends may not be declared or paid on, and we may not redeem, purchase, repurchase, retire or otherwise acquire for consideration, the Class B Preferred Stock or such other shares of capital stock or equity capital except that dividends may be declared and paid on, and we may redeem, purchase, repurchase, retire or otherwise acquire for consideration, the Class B Preferred Stock and such other shares of capital stock or equity capital on a pro rata basis so that the amount of dividends declared and paid per share of Class B Preferred

Stock and per each such other share of capital stock or equity capital will in all cases bear to each other the same ratio that the dividends (which will include accumulated dividends in the case of the Class B Preferred Stock and any other shares of capital stock or equity capital of CHS entitled to cumulative dividends) per share of Class B Preferred Stock and per such other share of capital stock or equity capital bear to each other.

Liquidation Preference

        In a liquidation, dissolution or winding up of CHS, whether voluntary or involuntary, the holders of the Class B Preferred Stock are entitled to receive out of our available assets $25.00 per share plus all dividends accumulated and unpaid on that share, whether or not declared, to and including the date of distribution. This distribution to the holders of the Class B Preferred Stock will be made before any payment is made or assets distributed to the holders of any patrons' equities or any shares of our capital stock or equity capital that rank junior to the Class B Preferred Stock but after the payment of all liabilities and the liquidation preference of any of shares of our capital stock or equity capital that rank senior to the Class B Preferred Stock. We currently do not have any capital stock or equity capital that rank senior to our Class B Preferred Stock, and all Class B Preferred Stock ranks equally. Creation of capital stock or equity capital that ranks senior to the Class B Preferred Stock would require the approval of a majority of the outstanding shares of the Class B Preferred Stock, voting together as a class. Any distribution to the holders of the Class B Preferred Stock will be made ratably among the holders of the Class B Preferred Stock and any other shares of our capital stock or equity capital that rank as to liquidation rights on a parity with the Class B Preferred Stock in proportion to the respective preferential amounts to which each is entitled. After payment in full of the liquidation preference of the shares of Class B Preferred Stock, the holders of the Class B Preferred Stock will not participate further in the distribution of our assets upon our liquidation, dissolution or winding up.

        Neither a consolidation or merger with or into another entity nor a sale or transfer of all or part of our assets for cash, securities or other property will constitute our liquidation, dissolution or winding up.

Redemption

  Redemption At Our Option

        CHS, at our option, may redeem any series of the Class B Preferred Stock for cash, in whole or in part, at a per share redemption price (the "Redemption Price") equal to the per share liquidation preference of $25.00, plus all dividends accumulated and unpaid on that share to and including the date of redemption (the "Redemption Date"), payable in cash, to the extent CHS has funds legally available therefor; provided, however, that if a Redemption Date falls on or after a Dividend Record Date relating to a dividend payment date, dividends will be payable on such dividend payment date to holders of the Class B Preferred Stock on such Dividend Record Date. At the time of issuance of a series of Class B Preferred Stock, our Board of Directors may specify a no call period of up to 10 years from the date of initial issuance of that series during which the shares of that series will not be subject to optional redemption by us.

        A notice of redemption will be mailed by CHS (or, if at such time there is a registrar other than CHS for the applicable series of Class B Preferred Stock, then furnished by us to, and mailed by, such registrar), postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to each holder of record of the Class B Preferred Stock to be redeemed at the address set forth in the share transfer records of CHS (or such registrar). No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any Class B Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the

Redemption Price; (iii) the number of shares of Class B Preferred Stock to be redeemed; (iv) the time, place and manner in which the holder must surrender to CHS the shares of Class B Preferred Stock for payment of the Redemption Price, including the steps that a holder should take with respect to any certificates representing the shares of Class B Preferred Stock which have been lost, stolen or destroyed or for any uncertificated shares; and (v) that dividends on the Class B Preferred Stock to be redeemed will cease to accumulate on such Redemption Date, assuming payment of the Redemption Price is made on such date. If fewer than all shares of the applicable series of Class B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Class B Preferred Stock to be redeemed from such holder.

        If notice of redemption of any Class B Preferred Stock has been given in accordance with the preceding paragraph and provided that on or before the Redemption Date specified in such notice all funds necessary for payment of such Redemption Price shall have been irrevocably set aside by us in trust for the benefit of the holders of any Class B Preferred Stock so called for redemption, then from and after such Redemption Date dividends will cease to accumulate on such Class B Preferred Stock, and such Class B Preferred Stock will no longer be deemed outstanding and all rights of the holders of such Class B Preferred Stock will terminate, except the right to receive the Redemption Price. Upon surrender, in accordance with such notice, of certificates for any Class B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if we shall so require and the notice shall so state), such Class B Preferred Stock will be redeemed by us at the Redemption Price. In case fewer than all shares of Class B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates will be issued representing the unredeemed shares of Class B Preferred Stock without cost to the holder. Each surrendered certificate will be cancelled.

        We will not redeem less than all of the outstanding shares of any series of the Class B Preferred Stock unless all dividends accumulated and unpaid upon all then outstanding shares of such series of Class B Preferred Stock have been paid for all past dividend periods.

        In addition, we may not make any purchases of Class B Preferred Stock on the open market at any time when there are accumulated and unpaid dividends for one or more past dividend periods with respect to the Class B Preferred Stock.

        In case of redemption of less than all shares of the applicable series of Class B Preferred Stock at the time outstanding, we shall designate by lot, or in such other manner as our Board of Directors may determine, the Class B Preferred Stock of such series to be redeemed, or we shall effect such redemption pro rata from the holders of record of such series of Class B Preferred Stock in proportion to the number of shares of Class B Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares).

        The Class B Preferred Stock will not have a stated maturity and, except as provided below under "—Redemption At the Holder's Option," holders thereof will not have the right to require us to redeem all or any portion of their Class B Preferred Stock.

  Redemption at the Holder's Option

        If at any time there has been a change in control (as defined below), each holder of shares of the Class B Preferred Stock will have the right, for a period of 90 days from the date of the change in control, to require us to redeem all or any portion of the shares of Class B Preferred Stock owned by that holder. Not later than 130 days after the date of the change in control (or, if that date is not a Business Day, the next succeeding Business Day) we will redeem all shares holders have elected to have redeemed in a written notice delivered to us on or prior to the 90th day after the change in control. "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed. The redemption price per share will be equal to the per share liquidation preference of $25.00 per share, plus all dividends accumulated and unpaid on that share, whether or not declared, to and including the date of redemption; provided, however, that if a date of redemption falls on or after a Dividend Record Date relating to a dividend payment date, dividends will be payable on such dividend payment date to holders of the Class B Preferred Stock on such Dividend Record Date.

        A "change in control" will have occurred if, in connection with a merger or consolidation that has been approved by our Board of Directors (prior to submitting the merger or consolidation to our members for approval), whether or not we are the surviving entity, those persons who were members of our Board of Directors on January 1, 2013, together with those persons who became members of our Board of Directors after that date at an annual meeting of CHS, have ceased to constitute a majority of our Board of Directors. Under the Minnesota cooperative statute, our members could initiate a merger or consolidation without the approval of our Board of Directors; a member-initiated merger or consolidation would not meet this definition and thus would not trigger a redemption right.

  Effect of Redemption

        From and after the Redemption Date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

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  dividends will cease to accumulate with respect to the shares of Class B Preferred Stock called for redemption;

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  the shares will no longer be deemed outstanding;

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  the holders of the shares will cease to be shareholders; and

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  all rights with respect to the shares of Class B Preferred Stock will terminate except the right of the holders to receive the redemption price, without interest.

  Purchases

        We may at any time and from time to time in compliance with applicable law purchase shares of Class B Preferred Stock on the open market, pursuant to a tender offer or otherwise, at whatever price or prices and other terms we determine. We may not make any purchases at a time when there are accumulated but unpaid dividends for one or more past dividend periods.

Voting Rights

        Except as described below, the holders of the Class B Preferred Stock have only those voting rights that are required by applicable law. As a result, the holders of the Class B Preferred Stock have very limited voting rights and, among other things, do not have any right to vote for the election of directors.

        Unless the shares of Class B Preferred Stock are redeemed in full pursuant to their terms, the affirmative vote of the holders of a majority of the outstanding shares of Class B Preferred Stock, voting separately as a class, is required:

  •
  for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of our articles of incorporation or the resolutions establishing the terms of the Class B Preferred Stock if the amendment, alteration or repeal adversely affects the powers, rights or preferences of the Class B Preferred Stock; and

  •
  to establish, by board resolution or otherwise, any class or series of capital stock or equity capital having rights senior to the Class B Preferred Stock as to the payment of dividends or distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary.

        The creation and issuance of any other class or series of capital stock, equity capital or patrons' equities ranking on a parity with or junior to the Class B Preferred Stock, including an increase in the authorized number of shares of any such class or series, will not be deemed to adversely affect the rights or preferences of the Class B Preferred Stock.

        Our Board of Directors' ability to authorize, without approval of the holders of the Class B Preferred Stock, the issuance of additional classes or series of capital stock, equity capital or patrons' equities with conversion and other rights may adversely affect you as a holder of Class B Preferred Stock.

Exchange or Conversion

        The prospectus supplement for any offering of Class B Preferred Stock will state the terms, if any, on which shares of the applicable series of Class B Preferred Stock are exchangeable for or convertible into other shares of our capital stock or any other securities or property.

Sinking Fund

        If so specified in the applicable prospectus supplement, a series of Class B Preferred Stock may be subject to the operation of a purchase, retirement or sinking fund.

Certain Charter Provisions

        Some of the provisions of our articles of incorporation might have the effect of delaying, deferring or preventing a change in control of us. Our governing documents may be amended upon the approval of a majority of the votes cast at an annual or special meeting. However, if our Board of Directors, in its sole discretion, declares that a proposed amendment to our governing documents involves or is related to a "hostile takeover," the amendment must be adopted by 80% of the total voting power of our members.

        The approval of not less than two-thirds of the votes cast at a meeting is required to approve a "change of control" transaction which would include a merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets. If our Board of Directors determines that a proposed change of control transaction involves a hostile takeover, the 80% approval requirement applies. The term "hostile takeover" is not further defined in the Minnesota cooperative law or our governing documents.

        Under our articles of incorporation, all equity we issue (including the Class B Preferred Stock) is subject to a first lien in favor of us for any indebtedness we extend to the holders of such equity, if any. However, we have not to date taken, and do not intend to take, any steps to perfect this lien against shares of the Class B Preferred Stock.

PLAN OF DISTRIBUTION

        We may offer and sell the Class B Preferred Stock offered by this prospectus:

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  through agents;

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  through underwriters or dealers;

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  directly to one or more purchasers; or

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  through some combination of these methods.

        The Class B Preferred Stock may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to the prevailing market prices.

        The applicable prospectus supplement will set forth the specific terms of the offering of Class B Preferred Stock, including:

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  the series of Class B Preferred Stock offered;

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  the price of the Class B Preferred Stock;

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  the proceeds to us from the sale of the Class B Preferred Stock;

  •
  the names of the securities exchanges, if any, on which the Class B Preferred Stock is listed;

  •
  the name of the underwriters or agents, if any;

  •
  any underwriting discounts, agency fees or other compensation to underwriters or agents; and

  •
  any discounts or concessions allowed or paid to dealers.

        Any underwriter, dealer or agent who participates in the distribution of an offering of Class B Preferred Stock may be considered by the SEC to be an underwriter under the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of Class B Preferred Stock may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered Class B Preferred Stock will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered Class B Preferred Stock if any is purchased.

        Unless otherwise indicated in the applicable prospectus supplement, all Class B Preferred Stock we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell Class B Preferred Stock for public offering and sale may make a market in the Class B Preferred Stock, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the Class B Preferred Stock will ever develop or, if one develops or has ever developed, that it will be maintained or provide any significant liquidity.

        We may grant to the underwriters options to purchase additional Class B Preferred Stock to cover over-allotments, if any, at the public offering price, less the underwriting discount as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

 VALIDITY OF CLASS B PREFERRED STOCK

        The validity of the Class B Preferred Stock offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended August 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent public accounting firm, given on the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings and filings of other issuers that make electronic filings with the SEC are available to the public through the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

        The SEC allows us to incorporate by reference the information we file with it. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the year ended August 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2013 and February 28, 2014;

  •
  our Current Reports on Form 8-K filed on September 3, 2013, October 4, 2013, December 2, 2013, December 9, 2013, February 10, 2014, February 12, 2014, March 3, 2014, March 31, 2014, May 29, 2014 and June 2, 2014; and

  •
  the description of our existing Class B Preferred Stock contained in the registration statements on Form 8-A that we filed with the SEC on September 20, 2013 and March 5, 2014, and any amendment or report filed for the purpose of updating these descriptions.

        We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement indicating that all securities offered by this prospectus have been sold or deregistering all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        To the extent that such filed information is modified or superseded by information in subsequently filed information referred to above or in this prospectus, then such modified or superseded information shall not be considered part of this prospectus.

        We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person to whom this prospectus is delivered, without charge, upon written or oral request. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

CHS Inc.
Attention: Theresa Egan
Vice President, Accounting and Corporate Controller
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(651) 355-6000

        We maintain a web site at www.chsinc.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge through our web site as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained in our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

SEC Registration Fee	$257,600
Legal Fees and Expenses	$250,000
Printing Fees	$50,000
Transfer Agent Fees	$10,000
Accounting Fees and Expenses	$150,000
Miscellaneous	$82,400

Total	$800,000

        All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by CHS.

Item 15.    Indemnification of Directors and Officers

        Section 308A.325 of the Minnesota cooperative law provides that a cooperative may eliminate or limit the personal liability of a director of a cooperative for breach of fiduciary duty as a director in the cooperative's articles of incorporation, provided, however, that the articles may not limit the liability of a director for:

  •
  breach of the director's duty of loyalty to the cooperative or its members;

  •
  acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law;

  •
  a transaction from which the director derived an improper personal benefit; or

  •
  an act or omission occurring before the date when the provision in the articles eliminating or limiting liability becomes effective.

        Article IX of our articles of incorporation, as amended to date, eliminates or limits the personal liability of our directors to the greatest extent permissible under Minnesota law.

        Article VI of our bylaws provides that we shall indemnify each person who is or was a director, officer, manager, employee or agent of this cooperative, and any person serving at the request of this cooperative as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred to the fullest extent to which such directors, officers, managers, employees or agents of a cooperative may be indemnified under Minnesota law, as amended from time to time.

        We maintain directors' and officers' liability insurance which covers certain liabilities and expenses of our directors and officers and cover us for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 16.    Exhibits

1.1	Form of Underwriting Agreement.(*)
2.1	Agreement and Plan of Merger among CHS Inc., Science Merger Sub Ltd. and Solbar Industries Ltd. (Incorporated by reference to our Current Report on Form 8-K, filed November 23, 2011).
4.1
Resolution Creating a Series of Preferred Equity to be Designated 8% Cumulative Redeemable Preferred Stock. (Incorporated by reference to Amendment No. 1 to our Registration Statement on Form S-2 (File No. 333-101916), dated January 14, 2003).
4.2
Form of Certificate Representing 8% Cumulative Redeemable Preferred Stock. (Incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-2 (File No. 333-101916), dated January 23, 2003).
4.3
Unanimous Written Consent Resolution of the Board of Directors Amending the Amended and Restated Resolution Creating a Series of Preferred Equity to be Designated 8% Cumulative Redeemable Preferred Stock. (Incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-2 (File No. 333-101916), dated January 23, 2003).
4.4
Unanimous Written Consent Resolution of the Board of Directors Amending the Amended and Restated Resolution Creating a Series of Preferred Equity to be Designated 8% Cumulative Redeemable Preferred Stock to change the record date for dividends. (Incorporated by reference to our Form 10-Q for the quarterly period ended May 31, 2003, filed July 2, 2003).
4.5	Resolution Amending the Terms of the 8% Cumulative Redeemable Preferred Stock to Provide for Call Protection. (Incorporated by reference to our Current Report on Form 8-K, filed on July 19, 2013).
4.6
Amended and Restated Resolution of the Board of Directors of CHS Inc. Creating a Series of Preferred Equity to be Designated Class B Cumulative Redeemable Stock. (Incorporated by reference to our Registration Statement on Form S-1/A (File No. 333-190019), filed September 13, 2013).
4.7
Written Action of the Board of Directors of CHS Inc. Relating to the Terms of the Class B Series 1 Preferred Stock (Incorporated by reference to our Registration Statement on Form 8-A. (File No. 001-36079), filed September 20, 2013).
4.8	Form of Certificate Representing Class B Series 1 Preferred Stock. (Incorporated by reference to our Registration Statement on Form S-1/A. (File No. 333-190019), filed September 13, 2013).
4.9
Unanimous Written Consent Resolution of the Board of Directors Relating to the Terms of the Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2. (Incorporated by reference to our Registration Statement on Form 8-A. (File No. 001-36079), filed March 5, 2014).
4.10
Form of Certificate Representing Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2. (Incorporated by reference to our Registration Statement on Form S-1/A. (File No. 333-193891), filed February 26, 2014).
4.11	Resolution of the Board of Directors Relating to the Terms of the Class B Cumulative Redeemable Preferred Stock.(*)
4.12	Form of Certificate Representing the Class B Cumulative Redeemable Preferred Stock.(*)
5.1	Opinion of Dorsey & Whitney LLP.

12.1	Statement of Computation of Ratios.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1	Power of Attorney.

(*)
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   The undersigned registrant hereby further undertakes that:

              (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

             (ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on June 20, 2014.

CHS Inc.
By:	/s/ LISA ZELL Lisa Zell Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 20, 2014.

Name	Title

* Carl M. Casale	President and Chief Executive Officer (Principal Executive Officer)
* Timothy Skidmore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Theresa Egan	Vice President, Accounting and Corporate Controller (Principal Accounting Officer)
* David Bielenberg	Director and Chairman of the Board of Directors
* Donald Anthony	Director
* Robert Bass	Director
* Clinton J. Blew	Director
* Dennis Carlson	Director
* Curt Eischens	Director

Name		Title

* Jon Erickson		Director
* Steve Fritel		Director
* Jerry Hasnedl		Director
* Alan Holm		Director
* David Johnsrud		Director
* David Kayser		Director
* Randy Knecht		Director
* Greg Kruger		Director
* Edward Malesich		Director
* Steve Riegel		Director
* Daniel Schurr		Director
By:	/s/ LISA ZELL Lisa Zell Attorney in Fact

*
Executed pursuant to a power of attorney filed as an exhibit to this Registration Statement